Exhibit 99
MASCO CORPORATION
(a Delaware corporation)
The following is an updated list of Masco Corporation’s subsidiaries as of March 31, 2011.*

JURISDICTION OF
NAME	FORMATION
Alsons Corporation	Michigan
Arrow Fastener Co., LLC	Delaware
Behr Asia S. á r.l.	Luxembourg
Behr (Beijing) Paint Company Limited	China
Behr Holdings Corporation	Delaware
Behr Process Corporation	California
Behr Paint Corp.	California
BEHR PAINTS IT!, INC.	California
Behr Process Canada Ltd.	Canada
BPC Realty LLC	Delaware
Masterchem Industries LLC	Missouri
ColorAxis, Inc.	California
Behr Process Paints (India) Private Limited	India
Brass-Craft Manufacturing Company	Michigan
Masco Canada Limited	Canada
Tempered Products Inc.	Taiwan
Brasstech, Inc.	California
Brasstech de Mexico, S.A. DE C.V	Mexico
Cobra Products, Inc.	Delaware
Delta Faucet Company Brasil Metais Sanitários Ltda.	Brazil
d-Scan, Inc.	Delaware
EnergySense, Inc.	Delaware
Epic Fine Arts Company	Delaware
Landex, Inc.	Michigan
DM Land, LLC	Michigan
Landex of Wisconsin, Inc.	Wisconsin
Liberty Hardware Mfg. Corp.	Florida
Masco Asia (Shenzhen) Co, Ltd	China
Masco Administrative Services, Inc.	Delaware
Airex II, LLC	Michigan
Masco Asia Pacific Pte Ltd	Singapore
Masco Bath Corporation	Tennessee
Tombigbee Transport Corporation	Tennessee
Masco Building Products Corp.	Delaware
Weiser Thailand[1]	Thailand
Masco Cabinetry LLC	Delaware
Benchmark Kitchen & Bath Design Studios Inc.	California
Masco Cabinetry Middlefield LLC	Ohio
Masco Cabinetry Canada Ltd.	Ontario

[1]	Masco Corporation effective ownership is 48.99% of which Masco Building Products Corp. owns 48.99%

*	Directly owned subsidiaries are located at the left margin, each subsidiary tier thereafter is indicated by single, double, triple, etc., indentation and are listed under the names of their respective parent entities. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

JURISDICTION OF
NAME	FORMATION
Masco Cabinetry Transport Co.	Delaware
Masco Capital Corporation	Delaware
Masco Chile Limitada	Chile
Masco Conference Training Center: Metamora, Inc.	Michigan
Masco Corporation of Indiana	Indiana
Delta Faucet (China) Co. Ltd.	China
Delta Faucet Company of Tennessee	Delaware
Masco Europe, Inc.	Delaware
Masco Europe SCS	Luxembourg
Masco Europe S. á r.l.	Luxembourg
Masco Belgium BVBA	Belgium
Masco Corporation Limited	United Kingdom
Bristan Group Limited	United Kingdom
Cambrian Windows Limited	United Kingdom
Duraflex Limited	United Kingdom
Liberty Hardware Mfg U.K. Limited	United Kingdom
UK Windows Group Ltd.	United Kingdom
Moore Group Limited	United Kingdom
Moores Furniture Group Limited	United Kingdom
Premier Trade Frames Ltd.	United Kingdom
Watkins Distribution UK Limited	United Kingdom
Masco Denmark ApS	Denmark
Tvilum ApS	Denmark
Tvilum-Scanbirk GmbH	Germany
Masco Europe Financial SCS	Luxembourg
Masco Europe Financial S. á r.l.	Luxembourg
Masco Germany Holding GmbH	Germany
Hüppe GmbH	Germany
Hüppe Gesellschaft mbH	Austria
Hüppe Belgium S.A.	Belgium
Hüppe s.r.o.	Czech Republic
Hüppe S. á r.l.	France
Hüppe Kft.	Hungary
Hüppe Duscha GmbH	Germany
Hüppe B.V.	Netherlands
Hüppe Spólka z.o.o.	Poland
Hüppe S.L.	Spain
Hüppe Insaat Sanayi ve Ticaret A.S.	Turkey
Hüppe GmbH	Switzerland
Hüppe UK Limited	United Kingdom
Masco GmbH	Germany
Masco Beteiligungsgesellschaft mbH	Germany
Hansgrohe AG [2]	Germany
Hansgrohe Deutschland Vertriebs GmbH	Germany
Hansgrohe International GmbH	Germany

[2]	Masco Corporation effective ownership is 68.35% of which Masco Beteiligungsgesellschaft mbH owns 68.35%.

*	Directly owned subsidiaries are located at the left margin, each subsidiary tier thereafter is indicated by single, double, triple, etc., indentation and are listed under the names of their respective parent entities. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

JURISDICTION OF
NAME	FORMATION
Hansgrohe S.A.	Argentina
Hansgrohe Pty Ltd	Australia
Hansgrohe Handelsges.mbH	Austria
Hansgrohe N.V.	Belgium
Hansgrohe Brasil Metals Santitários Ltda.	Brazil
Hansgrohe Sanitary Products (Shanghai) Co. Ltd.	China
Hansgrohe d.o.o.	Croatia
Hansgrohe Middle East and Africa Ltd.	Cyprus
Hansgrohe CS, s.r.o.	Czech Republic
Hansgrohe A/S	Denmark
Hansgrohe Wasselonne, S.A.	France
Hansgrohe S. á r.l.	France
Hansgrohe, Inc.	Georgia
Hansgrohe Kft.	Hungary
Hansgrohe India Private Ltd.	India
Hansgrohe s.r.l.	Italy
Hansgrohe Japan K.K	Japan
Hansgrohe S. de R. L. de C. V.	Mexico
Hansgrohe B.V.	Netherlands
Cleopatra Holding B.V.	Netherlands
Hansgrohe Sp. z.o.o.	Poland
Hansgrohe SA (Pty) Ltd.	Republic of South Africa
Hansgrohe ooo	Russia
Hansgrohe d.o.o.	Serbia
Hans Grohe Pte. Ltd.	Singapore
Hansgrohe S.A.U.	Spain
Hansgrohe A.B.	Sweden
Hansgrohe AG	Switzerland
Hans Grohe Ltd.	United Kingdom
Pontos GmbH	Germany
Masco Ireland Ltd.	Ireland
Watkins Europe BVBA	Belgium
Peerless Sales Corporation	Delaware
Masco Europe SCS	Luxembourg
Masco Home Products S. á r.l.	Luxembourg
Masco Home Products Private Limited	India
Masco Home Services, Inc.	Delaware
Masco Product Design, Inc.	Delaware
Masco Retail Sales Support, Inc.	Delaware
Liberty Hardware Retail & Design Services LLC	Delaware
Masco HD Support Services, LLC	Delaware
Masco WM Support Services, LLC	Delaware
Masco Services Group Corp.	Delaware
Masco Contractor Services, LLC	Delaware
American National Services, Inc.	California
Coast Insulation Contractors, Inc.	California
InsulPro Projects, Inc.	Washington

*	Directly owned subsidiaries are located at the left margin, each subsidiary tier thereafter is indicated by single, double, triple, etc., indentation and are listed under the names of their respective parent entities. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

JURISDICTION OF
NAME	FORMATION
Sacramento Insulation Contractors	California
Superior Contracting Corporation	Delaware
Builder Services Group, Inc.	Florida
Cabinet Supply, Inc.	Delaware
InsulPro Industries Inc.	Canada
Western Insulation Holdings, LLC	California
Western Insulation, L.P.	California
Williams Consolidated Delaware LLC	Delaware
Williams Consolidated I, Ltd.	Texas
Masco Contractor Services of California, Inc.	California
Masco Framing Corp.	Delaware
Door Sales & Installations, LLC	Arizona
Erickson Acquisition 3, LLC	Delaware
Erickson Building Components, a California Limited Partnership	California
Erickson Construction, LP	California
Erickson Roseville, LLC	California
Erickson Building Components, LLC	Arizona
Erickson Construction, LLC	Nevada
Erickson Construction, LLC	Arizona
Erickson Chandler, LLC	Arizona
Precision Framing Systems, Inc.	Delaware
Service Partners, LLC	Virginia
Blow in Blanket, LLC	Virginia
Cell-Pak, LLC	Alabama
Denver Southwest, LLC	North Carolina
Houston Enterprises, LLC	Virginia
Industrial Products Co., LLC	Virginia
Insul-Mart, LLC	Virginia
Insulation Sales of Michigan, LLC	Virginia
Johnson Products, LLC	Virginia
Lilienthal Insulation Company, LLC	Virginia
Moore Products, LLC	Virginia
Renfrow Insulation, LLC	Virginia
Renfrow Supply, LLC	Virginia
Service Partners Gutter Supply, LLC	Virginia
Service Partners Northwest, LLC	Virginia
Thermoguard Insulation Company, LLC	Virginia
Service Partners Supply, LLC	California
Service Partners of Florida, LLC	Virginia
Service Partners of Georgia, LLC	Virginia
Service Partners of the Carolinas, LLC	Virginia
Vest Insulation, LLC	Virginia
Masco Services, Inc.	Delaware
Masco Support Services, Inc.	Delaware
Mascomex S.A. de C.V.	Mexico
Masterchem Brands, Inc.	Missouri

*	Directly owned subsidiaries are located at the left margin, each subsidiary tier thereafter is indicated by single, double, triple, etc., indentation and are listed under the names of their respective parent entities. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

JURISDICTION OF
NAME	FORMATION
MC Air, LLC	Michigan
Milgard Manufacturing Incorporated	Washington
Mirolin Industries Corp.	Ontario
Morgantown Plastics Company	Delaware
My Service Center, Inc.	Delaware
NCFII Holdings Inc.	Delaware
North Carolina STM, Inc.	Delaware
RDJ Limited	Bahamas
Arrow Fastener (U.K.) Limited	United Kingdom
Jardel Distributors, Inc.	Canada
Retro Energy Solutions, Inc.	Delaware
Vapor Tech. (China) Co. Ltd. [3]	Brit. Virgin Islands
Vapor Tech (China) WOFE	China
Vapor Technologies, Inc.	Delaware
Watkins Manufacturing Corporation	California
Hot Spring Spas New Zealand Limited[4]	New Zealand
Tapicerias Pacifico, SA de CV	Mexico

[3]	Masco Corporation ownership is 66% and Jing Mei Industrial Holdings Limited ownership is 34%.

[4]	Masco Corporation effective ownership is 51.00% of which Watkins Manufacturing Corporation owns 50.00%.

*	Directly owned subsidiaries are located at the left margin, each subsidiary tier thereafter is indicated by single, double, triple, etc., indentation and are listed under the names of their respective parent entities. Certain of these entities may also use trade names or other assumed names in the conduct of their business.